Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 5 of our report dated August 8, 2013, December 16, 2013 and January 23, 3014, on the financial statements of Geo JS Tech Group Corp. (the "Company") as of March, 2013 and 2012.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Albert Wong & Co., LLP.
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Albert Wong & Co., LLP
New York, NY
February 18, 2014